UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 10, 2020
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CTAM	OTCQX Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2020, A.M. Castle & Co., a Maryland corporation (the “Company”) entered into an Amendment No. 3 to its Revolving Credit and Security Agreement (the “Credit Agreement Amendment”) by and among the Company, the other borrowers and guarantors party thereto and PNC Bank, National Association as the agent and the lenders, which amends that certain Revolving Credit and Security Agreement dated as of August 31, 2017 (as amended to date, and as further amended by the Credit Agreement Amendment, the “Expanded Credit Facility”) to provide for additional borrowing capacity.

The Expanded Credit Facility provides for an additional $25.0 million Revolving B (Priority) credit facility (the “Revolving B (Priority) Credit Facility”) made available by certain of the company’s shareholders, which will be subordinated to the $125.0 million senior secured, revolving credit facility (the “Revolving A Credit Facility”) and senior to the $21.5 million senior secured, revolving credit facility (the “Revolving B Credit Facility”). The Revolving B (Priority) Credit Facility will bear interest at 15.0% per annum, which will be paid-in-kind unless the Company satisfies the conditions specified in the Expanded Credit Facility and elects to pay such interest in cash. As part of the Credit Agreement Amendment, the Company and PNC also agreed to extend the maturity of the Credit Agreement to February 28, 2023, and to amend the Credit Agreement to (i) reduce the available borrowing capacity under its Revolving B Credit Facility from $25.0 million to $21.5 million and subordinate the payment under the Revolving B Credit Facility to the Revolving B (Priority) Credit Facility, (ii) increase access to available borrowings by reducing the liquidity covenant test threshold from $12.5 million to $8.75 million, and (iii) increase the interest applicable to the Revolving Credit A Facility to LIBOR-base rate plus a margin of 4.0%. The Expanded Credit Facility continues to be secured by substantially all personal property assets of the Company and its domestic subsidiary guarantors.

The Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Credit Agreement Amendment and the Expanded Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment No. 3 to Revolving Credit and Security Agreement dated December 14, 2020 between the Company and certain of its subsidiaries, PNC Bank, National Association, as lender and as administrative and collateral agent, and the other lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Jeremy Steele
December 16, 2020		Jeremy Steele
Senior Vice President, General Counsel & Secretary

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